UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

CALIPER LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

68 Elm Street
Hopkinton, Massachusetts 01748
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 435-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) On April 20, 2005, Edgar J. Cummins, a director of Caliper Life Sciences, Inc., sent an email to Caliper’s Board of Directors and to Caliper’s Secretary stating that he was resigning from the Board, effective immediately. A copy of this email is attached hereto as Exhibit 17.1. Mr. Cummins was elected to Caliper’s Board of Directors in February, 2004 by the other members of the Board to fill a vacancy on the Board. Caliper believes that Mr. Cummins’ resignation was prompted by the request from certain other Board members to Mr. Cummins that he voluntarily withdraw his nomination for election to the Board at the upcoming 2005 Caliper stockholders meeting.

     In Mr. Cummins’ email to the Board, he stated that he disagreed with the Board over “certain Board practices and company strategy.” Caliper believes that these references were to Mr. Cummins’ disagreement with some of Caliper’s business planning tactics, and in particular, the fact that Caliper’s business strategy, although outlined and discussed by Board members during the previous three Board meetings, had not yet been documented more formally in the form of a written five-year strategic plan. Mr. Cummins’ email message to the Board also contains a clarification relating to a statement made by Mr. Cummins during a Board meeting, which statement other Board members believed to be unfounded and inappropriate. It is Caliper’s belief, as Mr. Cummins stated in his email message to the Board, that Mr. Cummins never intended to state or imply in making this statement that any activities, practices or policies of the Board or Caliper were in any way improper or unlawful. Rather, as stated in Mr. Cummins’ email message to the Board, Mr. Cummins was simply using hyperbole in attempting to make a point concerning his strongly held belief that Caliper should document more formally its business strategy. Nevertheless, certain other Board members were offended by what they perceived to be a poor choice of words by Mr. Cummins, and this incident was part of the reason that certain members of the Board believed it would be in the best interests of Caliper to have the nomination of Mr. Cummins for election to the Board at Caliper’s 2005 shareholders meeting withdrawn.

     Mr. Cummins served as the Chairman of Caliper’s Audit Committee and on Caliper’s Nominating and Corporate Governance Committee.

     As a result of Mr. Cummins’ resignation, the Board has appointed Kathryn Tunstall as the Chairperson of the Audit Committee and Van Billet as a member of the Audit Committee. The Board of Directors has determined that the composition of the Audit Committee, as so reconstituted, meets the requirements of Rule 4350(d)(2)(A) of the NASD listing standards. Also as a result of Mr. Cummins’ resignation the Board is no longer comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards, and Caliper is relying on the cure period set forth in Rule 4350(c)(1) of the NASD listing standards while a search for a new independent director is conducted by Caliper, and has notified Nasdaq of its reliance on this cure period.

     Caliper has provided Mr. Cummins with a copy of the disclosures set forth above.

     (b), (c) and (d) Not applicable.

Item 7.01. Regulation FD Disclosure.

     As a result of Mr. Cummins’ departure from the Board of Directors, Caliper is currently searching for a replacement to fill the vacancy created by Mr. Cummins’ resignation, and has delayed determining the date of Caliper’s 2005 Annual Meeting of Stockholders until it has identified such a candidate. Once Caliper has identified the replacement candidate, Caliper will set the record date and the date for its 2005 Annual Meeting of Stockholders and file its proxy statement. Caliper intends to file an amendment on Form 10K/A to its Annual Report on Form 10-K to include the Part III information on or before April 30, 2005.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
17.1	Correspondence from Director re Departure

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caliper Life Sciences, Inc.
Dated: April 26, 2005	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
17.1	Correspondence from Director re Departure